UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 1, 2010
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)           Election of New Director

On July 1, 2010, the Board of Directors of Stage Stores, Inc. (the "Company") appointed Earl J. Hesterberg to the Board, thereby increasing its membership to seven Directors. Mr. Hesterberg, an independent Director, has been named to the Compensation Committee and the Corporate Governance and Nominating Committee of the Board.

Since April 2005, Mr. Hesterberg has been the President, Chief Executive Officer and a Director of Group 1 Automotive, Inc., a New York Stock Exchange company headquartered in Houston, Texas.  From October 2004 to April 2005, he served as Group Vice President, North America Marketing, Sales and Service for Ford Motor Company. From July 1999 to September 2004, Mr. Hesterberg served as Vice President, Marketing, Sales and Service for Ford of Europe, and from 1999 until 2005, he served on the supervisory board of Ford Werke AG. He has also served as President and Chief Executive Officer of Gulf States Toyota, an independent national distributor of new Toyota vehicles, parts and accessories. Mr. Hesterberg has also held various senior sales, marketing, general management, and parts and service positions with Nissan Motor Corporation in U.S.A. and Nissan Europe, both of which are wholly-owned by Nissan Motor Co., Ltd., a global provider of automotive products and services. He also serves on the Board of Trustees of Davidson College and on the Board of Directors of the Greater Houston Partnership, a local non-profit organization dedicated to building regional economic prosperity.

As an independent Director, Mr. Hesterberg will be entitled to receive the following compensation:

Item of Compensation	Amount
Annual Retainer	$40,000
Special Board Meeting Fee	$1,500
Committee Meeting Fees:
Regular	$1,000
Special	$1,000
Initial Grant	(1)
_______________________________

(1) New Directors are granted, at their election, either (a) stock options to purchase the Company's common stock, or (b) restricted shares of the Company's common stock, in either case valued at $50,000 based on a Net Present Value (the "Initial Grant"). In the case of Mr. Hesterberg, the exercise price and the share price used in granting stock options and the share price used in granting restricted shares is equal to the closing price of the Company’s common stock on July 1, 2010 ($11.13), the date Mr. Hesterberg was appointed to the Board. Mr.

Hesterberg elected to take the Initial Grant in the form of 4,608 restricted shares, which will vest 25% per year over four years from the date of grant.

On July 1, 2010, the Company issued a News Release announcing that Mr. Hesterberg had been appointed to the Company's Board of Directors. A copy of the News Release is attached to this Form 8-K as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	News Release issued by Stage Stores, Inc. on July 1, 2010 announcing that Earl J. Hesterberg had been appointed to the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

July 7, 2010	/s/ Edward J. Record
(Date)	Edward J. Record
Chief Financial Officer and
Chief Operating Officer